Exhibit 10.1

AMENDMENT TO THE

VERONA PHARMA PLC

EMPLOYEE CHANGE IN CONTROL SEVERANCE BENEFIT PLAN

THIS AMENDMENT TO THE VERONA PHARMA PLC EMPLOYEE CHANGE IN CONTROL SEVERANCE BENEFIT PLAN (this “Amendment”) was made and adopted on September 5, 2025 by Verona Pharma plc (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Verona Pharma plc Employee Change in Control Severance Benefit Plan (as amended and/or restated from time to time in accordance with the terms thereof, the “Plan”).

WHEREAS, pursuant to the terms of Section 9 of the Plan, the Company desires to amend the terms of the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the occurrence of the Closing (as defined in the Transaction Agreement, dated as of July 8, 2025 (the “Transaction Agreement”), by and among Merck Sharp & Dohme LLC, Vol Holdings LLC and the Company), the Plan be and hereby is amended as follows, effective as of immediately prior to the Closing:

1.       The definition of “Change in Control Related Termination” in Section 2 of the Plan shall be amended and restated in its entirety to read as follows:

“Change in Control Related Termination” with respect to an Eligible Employee means such Eligible Employee’s Qualifying Termination that occurs upon or during the twenty-four (24) month period immediately following a Change in Control.

2.       The definition of “Qualifying Resignation” in Section 2 of the Plan shall be amended and restated in its entirety to read as follows:

“Qualifying Resignation” means an Eligible Employee’s resignation after receiving and declining a long-term offer of employment by a Participating Employer (or an affiliate or successor thereof) after completing any reasonable knowledge transfer and administrative support requests (as reasonably requested by the Participating Employer). The Plan Administrator, in its sole discretion, shall determine whether or not a Qualifying Resignation has occurred.

3.       The chart in Section 1(a) of Appendix C to the Plan shall be amended and restated in its entirety to read as follows:

Position	Months
Executive Officer	12
Vice President and above	9
Director – Executive, Senior, Associate	6
Sr. Manager and below	6

4.       This Amendment shall be and is hereby incorporated in and forms a part of the Plan. Furthermore, in the event that the Transaction Agreement is terminated prior to the occurrence of the Closing, this Amendment shall be void ab initio. Except as set forth herein, the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has executed this Amendment and has consented to the adoption of this Amendment in accordance with the terms of the Plan.

VERONA PHARMA PLC

By:	/s/ Andrew Fisher
Name:	Andrew Fisher
Title:	General Counsel

[Signature Page to Plan Amendment]